                                                                       EXHIBIT 8

                    FORM OF DEFERRED COMPENSATION AGREEMENT
                    ---------------------------------------

     This AGREEMENT, made on this ____ day of ____________, 19___, by and among Morgan Stanley Institutional Fund, Inc., a Maryland corporation with its principal place of business located at 1221 Avenue of the Americas, New York, New York 10020, ("MSIF"), Morgan Stanley Universal Funds, Inc., a Maryland corporation with its principal place of business located at 1221 Avenue of the Americas, New York, New York 10020 ("MSUF"), and [ ], as an Eligible Director (defined below) of MSIF and MSUF.

     WHEREAS, MSIF and the Eligible Director and MSUF and the Eligible Director have entered into agreements pursuant to which the Eligible Director will serve as a director on the Board of Directors of each of MSIF and MSUF; and

     WHEREAS, MSIF and the Eligible Director and MSUF and the Eligible Director desire to enter into additional agreements whereby each of MSIF and MSUF will provide to the Eligible Director a vehicle under which the Eligible Director can defer receipt of the directors' fees payable by MSIF and MSUF.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, each of MSIF, MSUF and the Eligible Director hereby agree as follows:

1.   DEFINITIONS OF TERMS AND CONSTRUCTION
     -------------------------------------

     1.1   Definitions. Unless a different meaning is plainly implied by the
           -----------
context, the following terms as used in this Agreement shall have the following meanings:

           (a) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.2 hereof to receive benefits after the death of the Eligible Director.

           (b) "Board of Directors" shall mean the Board of Directors of MSIF and the Board of Directors of MSUF.

           (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

           (d) "Compensation" shall mean the amount of directors' fees paid by each of MSIF and MSUF to the Eligible Director during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

           (e) "Compensation Deferral" shall mean the amount or amounts of the Eligible Director's Compensation deferred under the provisions of Section 3 of this Agreement.

           (f) "Deferral Accounts" shall mean the accounts maintained to reflect the Eligible Director's Compensation Deferrals made pursuant to Section 3 hereof and any other credits or debits thereto.

           (g) "Deferral Year" shall mean each calendar year, or the period beginning on the effective date of this Agreement and ending on December 31 of the calendar year which contains the effective date, during which the Eligible Director makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

           (h) "Eligible Director" shall mean a member of the Board of Directors who is not an "affiliated person," as such term is defined under
Section 2(a)(3) of the Investment Company Act of 1940, as amended (the "1940 Act").

           (i) "Hardship and Unforeseeable Emergency" shall mean a severe financial hardship to an Eligible Director resulting from a sudden and unexpected illness or accident of the Eligible Director or a dependent (within the meaning of Section 152(a) of the Code) of the Eligible Director, loss of the Eligible Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Eligible Director's control. Whether circumstances constitute a Hardship and Unforeseeable Emergency depends on the facts of each case, as determined by each of MSIF and MSUF, but in any case does not include a hardship that may be relieved:

                 (i) through reimbursement or compensation by insurance or otherwise;

                 (ii) by liquidation of the Eligible Director's assets to the extent that liquidation itself would not cause such a severe financial hardship; or

                 (iii) by ceasing to defer receipt of any Compensation not yet earned.

The need to send an Eligible Director's child to college and the desire to purchase a home shall not constitute a Hardship and Unforeseeable Emergency.

           (j) "Money Market Series" shall mean a series of MSIF or MSUF that values its securities in accordance with Rule 2a-7 under the 1940 Act.

           (k) "Separation from Service" shall mean the date on which the Eligible Director ceases to be a member of a Board of Directors.

           (l) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which MSIF or MSUF makes a valuation of the Deferral Account.

     1.2   Plurals and Gender. Where appearing in this Agreement the singular
           ------------------
shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     1.3   Headings. The headings and subheadings in this Agreement are inserted
           --------
for convenience of reference only and are to be ignored in any construction of the provisions hereof.

2.   PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED
     --------------------------------------------------------

     2.1   Commencement of Compensation Deferrals. The Eligible Director may
           --------------------------------------
elect, on a form provided by and submitted to each of the President of MSIF and the President of MSUF, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or (ii) the date such form is submitted to the President of MSIF or MSUF.

     2.2   Termination of Deferrals. With respect to each of MSIF and MSUF, the
           ------------------------
Eligible Director shall not be eligible to make Compensation Deferrals after the earlier of the following dates:

           (a) His Separation from Service as an Eligible Director of MSIF or MSUF; or

           (b)   The effective date of the termination of this Agreement.

3.   COMPENSATION DEFERRALS
     ----------------------

     3.1   Compensation Deferral Elections.
           -------------------------------

           (a) Prior to the effective date of this Agreement, and for subsequent Deferral Years prior to the first day of any Deferral Year, the Eligible Director may elect, on the form described in Section 2.1 hereof, to defer the receipt of all or a portion of his Compensation which he is entitled to receive from each of MSIF and MSUF during such Deferral Year. Such writing shall set forth the amount of such Compensation Deferral in whole percentage amounts and the investment return designation provided for under Section 3.3 hereof. Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below.

           (b) Compensation Deferrals shall be withheld from each payment of Compensation by each of MSIF and MSUF to the Eligible Director based upon the percentage amounts elected by the Eligible Director under Section 3.1(a) hereof.

           (c) The Eligible Director may cancel or modify the amount of his Compensation Deferrals for each of MSIF and MSUF on a prospective basis by submitting to each of the Presidents of MSIF and MSUF a revised Compensation Deferral election form. Such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to each of the Presidents of MSIF and MSUF.

           (d) No Compensation Deferrals shall be permitted with respect to Compensation payable by a Money Market Series of MSUF.

     3.2   Valuation of Deferral Account.
           -----------------------------

           (a) MSIF and MSUF shall each establish, as necessary, one or more Deferral Accounts to which will be credited an amount equal to the Eligible Director's Compensation Deferrals under this Agreement. Compensation Deferrals shall be allocated to the Deferral Accounts on the first business day following the date such Compensation Deferrals are withheld from the Eligible Director's Compensation. The Deferral Accounts shall be debited to reflect any distributions from such Accounts. Such debits shall be allocated to the Deferral Accounts as of the date such distributions are made.

           (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Accounts are invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Eligible Director's Deferral Accounts.

           (c) The Eligible Director's Deferral Accounts may be maintained in the form of a bookkeeping entry only, and neither MSIF nor MSUF shall be required to fund the Deferral Accounts.

     3.3   Return on Deferral Account Balance.
           ----------------------------------

           (a)   (i)   For purposes of measuring the investment return on
Compensation Deferrals, the Eligible Director may elect to have the aggregate amount of his Compensation Deferrals for each of MSIF and MSUF receive a return
(i) at a rate equal to the prevailing rate applicable to 90-day U.S. Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, or (ii) at a rate of return (positive or negative) equal to the rate of return on shares of any of the series of MSIF or MSUF, assuming reinvestment of dividends and distributions, provided, however, that Compensation Deferrals attributable to a Money Market Series of MSIF will automatically receive a return at a rate equal to the rate of return on the shares of the Money Market Series to which such Compensation Deferrals are attributable. Provided, however, such designation by the Eligible Director is not binding on the President of MSIF or the President of MSUF, but is expected to be followed at all times.

                 (ii) The Eligible Director shall make a designation of investment return for each of MSIF and MSUF on a form provided by the Presidents of MSIF and MSUF, which designation shall remain effective until another valid designation has been made by the Eligible Director as herein provided. The Eligible Director as of the end of each calendar quarter may amend his designation of investment return for each of MSIF and MSUF by giving a subsequent written designation as described above at least 30 days prior to the end of such calendar quarter. A timely change to an Eligible Director's designation of investment return shall become effective with respect to MSIF and MSUF on the first day of the calendar quarter beginning at least 30 days following receipt by the President of MSIF and the President of MSUF, respectively.

                 (iii) Each of the Presidents of MSIF and MSUF, in their sole discretion, may change or add to the investment alternatives which may be designated by the Eligible Director under this Section 3.3(a).

           (b) Except as provided below, the Eligible Director's Deferral Accounts shall receive a return in accordance with his investment designations, provided such designations conform to the provisions of this Section. However, if:

                 (i) the Eligible Director does not furnish the President of MSIF or the President of MSUF with a written designation;

                 (ii) the written designation from the Eligible Director is unclear; or

                 (iii) less than all of the Eligible Director's Deferral Accounts are covered by such written designation,

then the Eligible Director's Deferral Account shall receive a return designated by the President of MSIF or MSUF, as applicable, in his sole discretion until such time as the Eligible Director shall provide other instructions in accordance with the terms of this Agreement.

     MSIF and MSUF shall provide an annual statement(s) to the Eligible Director showing such information as is appropriate, including the aggregate amount in the Deferral Accounts, as of a reasonably current date.

4.   DISTRIBUTIONS FROM DEFERRAL ACCOUNTS
     ------------------------------------

     4.1   In General. Distributions from the Eligible Director's Deferral
           ----------
Accounts shall be paid in cash, in generally equal annual installments over a period of five (5) years beginning on the first day of the year following the year of his Separation from Service, except that the Board of Directors of each of MSIF and MSUF, in its sole discretion, may accelerate or extend the distribution of such Deferral Accounts. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of MSIF or MSUF or the distribution of all or substantially all of the assets and property of MSIF or MSUF relating to one or more series of its shares to the shareholders of such series (for this purpose a sale, conveyance or transfer of MSIF's or MSUF's assets to a trust, partnership, association or corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of MSIF or MSUF shall not be deemed a termination of MSIF or MSUF or such a distribution), all unpaid amounts in the affected Deferral Accounts as of the effective date thereof shall be paid in a lump sum on such effective date.

     4.2   Death Prior to Complete Distribution of Deferral Accounts. Upon the
           ---------------------------------------------------------
death of the Eligible Director prior to the commencement of the distribution of the amounts credited to his Deferral Accounts, the balance of such Deferral Accounts shall be distributed to his Beneficiary in a lump sum as soon as practicable after the Eligible Director's death. In the event of the death of the Eligible Director after the commencement of such distribution, but prior to the complete distribution of his Deferral Accounts, the balance of the amounts credited to his Deferral Accounts shall be distributed to his Beneficiary over the remaining period during which such amounts were distributable to the Eligible Director under Section 4.1 hereof. Notwithstanding the above, the Board of Directors of each of MSIF and MSUF, in its sole discretion, may accelerate or extend the distribution of the Deferral Accounts.

     4.3   Hardship and Unforeseeable Emergency. An Eligible Director may
           ------------------------------------
request at any time a withdrawal of part or all of the amount then credited to his Deferral Accounts on account of Hardship and Unforeseeable Emergency by submitting a written request to MSIF or MSUF accompanied by evidence that his financial condition constitutes a Hardship and Unforeseeable Emergency. MSIF and MSUF shall review the Eligible Director's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Hardship and Unforeseeable Emergency, but not more than the amount of benefit to which the Eligible Director would be entitled upon his Separation from Service.

     4.4   Designation of Beneficiary. For the purposes of Section 4.2 hereof,
           --------------------------
the Eligible Director's Beneficiary shall be the person or persons so designated by the Eligible Director in a written instrument submitted to each of the Presidents of MSIF and MSUF. In the event the Eligible Director fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference surviving at the death of the Eligible Director: the Eligible Director's (1) surviving spouse or
(2) estate.

     4.5   Payments Due Missing Persons. Each of MSIF and MSUF shall make a
           ----------------------------
reasonable effort to locate all persons entitled to benefits under this Agreement. However, notwithstanding any provisions of this Agreement to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under this Agreement shall stand suspended. Before this provision becomes operative, each of MSIF and MSUF shall send a certified letter to all such persons to their last known address advising them that their benefits under this Agreement shall be suspended. Any such suspended amounts shall be held by MSIF and MSUF for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be forfeited.

5.   AMENDMENTS AND TERMINATION
     --------------------------

     5.1   Amendments.
           ----------

           (a) MSIF and MSUF and the Eligible Director may, by a written instrument signed by all such parties, amend this Agreement at any time and in any manner.

           (b) Each of MSIF and MSUF reserves the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Agreement by action of its Board of Directors for the purposes of complying with any provision of the Code or any other technical or legal requirements, provided that:

                 (i) No such amendment shall make it possible for any part of the Eligible Director's Deferral Accounts to be used for, or diverted to, purposes other than for the exclusive benefit of the Eligible Director or his Beneficiaries, except to the extent otherwise provided in this Agreement; and

                 (ii) No such amendment may reduce the amount of the Eligible Director's Deferral Accounts as of the effective date of such amendment.

     5.2   Termination. The Eligible Director and MSIF and MSUF may, by written
           -----------
instrument signed by all such parties, terminate this Agreement at any time and the Deferring Director's Deferral Accounts shall become payable as of the Valuation Date next following the effective date of the termination of this Agreement.

6.   MISCELLANEOUS
     -------------

     6.1   Rights of Creditors.
           -------------------

           (a) This Agreement is unfunded. Neither the Eligible Director nor any other persons shall have any interest in any specific asset or assets of MSIF or MSUF by reason of any Deferral Accounts hereunder, nor any rights to receive distribution of any Deferral Accounts except and to the extent expressly provided hereunder. Neither MSIF nor MSUF shall be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover its obligations hereunder MSIF or MSUF elects to purchase any investments, the same shall continue for all purposes to be a part of the general assets and property of MSIF or MSUF, subject to the claims of its general creditors and no person other than MSIF or MSUF shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

           (b) The rights of the Eligible Director and the Beneficiaries to the amounts held in the Deferral Accounts are unsecured and shall be subject to the creditors of MSIF and MSUF, as applicable. With respect to the payment of amounts held in the Deferral Accounts, the Eligible Director and his Beneficiaries have the status of unsecured creditors of each of MSIF and MSUF, as applicable. This Agreement is executed on behalf of MSIF and MSUF by officers of MSIF and MSUF as such and not individually. Any obligation of MSIF or MSUF hereunder shall be an unsecured obligation of MSIF or MSUF only, respectively, and not of any other person.

     6.2   Separateness of MSIF and MSUF. Notwithstanding anything in this
           -----------------------------
Agreement to the contrary, neither MSIF nor MSUF shall be liable to the Eligible Director or any other person for any amounts paid, payable or otherwise owed to any person by the other pursuant to this Agreement. The obligations of MSIF and MSUF, if any, to pay Compensation or perform under this Agreement are separate and MSIF and MSUF shall not be held jointly liable under this Agreement.

     6.3   Agents. Each of MSIF and MSUF may employ agents and provide for such
           ------
clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Agreement. Each of MSIF and MSUF shall bear its own costs for such services and all other expenses each incurs in connection with the administration of this Agreement.

     6.4   Liability and Indemnification. Except for its own negligence, willful
           -----------------------------
misconduct or willful breach of the terms of this Agreement, each of MSIF and MSUF shall be indemnified and held harmless by the Eligible Director against liability or losses occurring by reason of any act or omission of each of MSIF and MSUF or any other person.

     6.5   Incapacity. If either MSIF or MSUF shall receive evidence
           ----------
satisfactory to it that the Eligible Director or any Beneficiary entitled to receive any benefit under this Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Eligible Director or Beneficiary and that no guardian, committee or other representative of the estate of the Eligible Director or Beneficiary shall have been duly appointed, each of MSIF and MSUF may make payment of such benefit otherwise payable to the Eligible Director or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     6.6   Cooperation of Parties. All parties to this Agreement and any person
           ----------------------
claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

     6.7   Governing Law. This agreement is made and entered into in the State
           -------------
of New York and all matters concerning its validity, construction and administration shall be governed by the laws of the State of New York.

     6.8   Non-guarantee of Directorship. Nothing contained in this Agreement
           -----------------------------
shall be construed as a contract or guarantee of the right of the Eligible Director to be, or remain as, a director of MSIF or MSUF or to receive any, or any particular rate of, Compensation.

     6.9   Counsel. Each of MSIF and MSUF may consult with legal counsel with
           -------
respect to the meaning or construction of this Agreement, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

     6.10  Spendthrift Provision. The Eligible Director's and Beneficiaries'
           ---------------------
interests in the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall render the Deferral Accounts immediately forfeitable.

     6.11   Notices. For purposes of this Agreement, notices and all other
            -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Eligible Director at the home address set forth in MSIF's or MSUF's records and to MSIF or MSUF at the addresses set forth on the first page of this Agreement, provided that all notices to MSIF or MSUF shall be directed to the attention of the President of MSIF or the President of MSUF or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon its receipt.

     6.12   Entire Agreement. This Agreement contains the entire understanding
            ----------------
between MSIF, MSUF and the Eligible Director with respect to the payment of non-qualified elective deferred compensation by each of MSIF and MSUF to the Eligible Director.

     6.13   Interpretation of Agreement. Interpretations of, and determinations
            ---------------------------
related to, this Agreement made by MSIF or MSUF in good faith, including any determinations of the amounts of the Deferral Accounts, shall be conclusive and binding upon all parties; and neither MSIF nor MSUF shall incur any liability to the Eligible Director for any such interpretation or determination so made or for any other action taken by any of them in connection with this Agreement in good faith.

     6.14   Successors and Assigns. This Agreement shall be binding upon, and
            ----------------------
shall inure to the benefit of each of MSIF and MSUF and their successors and assigns and to the Eligible Director and his heirs, executors, administrators and personal representatives.

     6.15   Severability. In the event any one or more provisions of this
            ------------
Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     6.16   Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                         Morgan Stanley Institutional Fund, Inc.


                                         By:
---------------------------------           ------------------------------------
 Witness                                     Name:
                                             Title:

                                         Morgan Stanley Universal Funds, Inc.

                                         By:
---------------------------------           ------------------------------------
 Witness                                     Name:
                                             Title:



---------------------------------           ------------------------------------
 Witness                                     Eligible Director

                         DEFERRED COMPENSATION AGREEMENT
                             DEFERRAL ELECTION FORM
                             ----------------------

TO:     President of Morgan Stanley Institutional Fund, Inc.
        President of Morgan Stanley Universal Funds, Inc.

FROM:   Name of Eligible Director:

DATE:   ___________________________________

        With respect to the Deferred Compensation Agreement (the "Agreement") dated as of [__________________] by and among the undersigned, Morgan Stanley Institutional Fund, Inc. ("MSIF") and Morgan Stanley Universal Funds, Inc. ("MSUF"), I hereby make the following election:

I.      COMPENSATION DEFERRAL AMOUNTS

        Starting with the _____ year and for each year thereafter (unless subsequently amended by way of a new election form), I hereby elect:

        (i) that __________________ percent (___%) of my Compensation (as defined under the Agreement) from MSIF ("MSIF Deferrals"), and

        (ii) that __________________ percent (___%) of my Compensation from MSUF ("MSUF Deferrals") be reduced.

        I further elect that each of MSIF and MSUF establish a bookkeeping account credited with amounts equal to the MSIF Deferrals and MSUF Deferrals (respectively, the "MSIF Deferral Account" and the "MSUF Deferral Account" and, together, the "Deferral Accounts"). The Deferral Accounts shall be further credited with income equivalents as provided under the Agreement.

II.     MSIF DEFERRAL ACCOUNT RETURN

        I further elect that the MSIF Deferral Accounts shall receive a return at:

______ (i) a rate equal to the prevailing rate applicable to a 90 day U.S. Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, or

______ (ii) a rate (positive or negative) equal to the rate of return on shares of the following series of MSIF or MSUF: .

III.   MSUF DEFERRAL ACCOUNT RETURN

       I further elect that the MSUF Deferral Accounts shall receive a return at:

______ (i)   a rate equal to the prevailing rate applicable to a 90 day U.S.
       Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, or

______ (ii) a rate (positive or negative) equal to the rate of return on shares of the following series of MSIF or MSUF: ________________.

Notwithstanding the foregoing, I understand that (i) any portion of my Compensation deferred hereunder that is attributable to a series of MSIF that values its securities in accordance with Rule 2a-7 under the Investment Company Act of 1940 (a "Money Market Series") will receive a return that is equal to the rate of return for such Money Market Series and (ii) I cannot defer any portion of my Compensation that is attributable to a series of MSUF that is a Money Market Series.

       I further, understand that my designations hereunder are not binding on the President of the Fund.

       I understand that the amounts held in the Deferral Accounts shall remain the general assets of MSIF and MSUF, respectively, and that, with respect to the payment of such amounts, I am a general creditor of each of MSIF and MSUF. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Accounts.

       I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. This election is dated as of the day and year first above written.



WITNESS:                           ELIGIBLE DIRECTOR:



------------------------------     ----------------------------------

                        DEFERRED COMPENSATION AGREEMENT
                          BENEFICIARY DESIGNATION FORM
                          ----------------------------

TO:     President of the Morgan Stanley Institutional Fund, Inc.
        President of the Morgan Stanley Universal Funds, Inc.

FROM:   Name of Eligible Director:

DATE:   _______________________________

        With respect to the Deferred Compensation Agreement (the "Agreement") dated as of __________________ by and among the undersigned, Morgan Stanley Institutional Fund, Inc. ("MSIF") and Morgan Stanley Universal Funds, Inc. ("MSUF"), I hereby make the following beneficiary designations:

I.      Primary Beneficiary
        -------------------

        I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Deferral Accounts on the books of each of MSIF and MSUF pursuant to the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:



--------------------------------------------------------------------------------
Name                             Relationship



--------------------------------------------------------------------------------
Address



--------------------------------------------------------------------------------
City                             State               Zip


II.     Secondary Beneficiary
        ---------------------

        In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

--------------------------------------------------------------------------------
Name                             Relationship


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                             State               Zip


        I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by any Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.



WITNESS:                                   ELIGIBLE DIRECTOR:



-------------------------------------      -------------------------------------